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                                                                    EXHIBIT 5.1




                                  LAW OFFICES

                   NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
 A REGISTERED LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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
                              FIRST UNION PLAZA                                OTHER OFFICES:
                                  SUITE 1400                             Charleston, South Carolina
                          999 PEACHTREE STREET, N.E.                     Charlotte, North Carolina
                            ATLANTA, GEORGIA 30361                        Columbia, South Carolina
                         TELEPHONE (404) 817-6000                         Florence, South Carolina
                         TELECOPIER (404) 817-6050                       Greenville, South Carolina
                                                                        Myrtle Beach, South Carolina

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                                  May 13, 1996

Professional Transportation Group Ltd., Inc.
5025 Derrick Jones Road
Suite 120
Atlanta, Georgia  30349

Gentlemen:

         We have acted as counsel to Professional Transportation Group Ltd., Inc. (the "Company") in connection with the filing of a Registration Statement on Form SB-2 (Reg. No. 333-24619) (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 1,725,000 shares (the "Shares") of the Company's Common Stock, no par value per share and up to 1,725,000 redeemable common stock purchase warrants (the "Warrants"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with, the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares and Warrants, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                  Very truly yours,




                                  NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.